                                                                  EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


To the Board of Directors of Petsec Energy Inc.:

     We hereby consent to (i) the use in the Prospectus constituting a part of the Registration Statement on Form S-4 filed by Petsec Energy Inc., a Nevada corporation (the "Company"), under the Securities Act of 1933, of information contained in our reserve report dated February 20, 1997, relating to the oil and gas reserves and estimated future net revenues, as of December 31, 1996, of certain properties held by the Company and (ii) all references to such report and/or to this firm in such Prospectus, and further to our being named as an expert therein.

                                   RYDER SCOTT COMPANY
                                   PETROLEUM ENGINEERS


                                   /s/ Ryder Scott Company Petroleum Engineers
                                   -------------------------------------------


Houston, Texas

October 7, 1997